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                                                                   Exhibit 21.01

SUBSIDIARIES OF THE REGISTRANT

I-Venture Management LLC (a Delaware limited liability company)*











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*I-Venture Management LLC is a wholly-owned subsidiary of internet.com LLC, and will become a wholly-owned subsidiary of internet.com Corporation upon the merger of internet.com LLC with and into internet.com Corporation immediately prior to the consummation of this offering.